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                                                               EXHIBIT 99

                         [JAFFONI & COLLINS LETTERHEAD]

CONTACT:
Thomas Bradshaw                             Joseph N. Jaffoni, David C. Collins
Chief Financial Officer                     Jaffoni & Collins Incorporated
310/656-1100                                212/505-3015 or jciir@aol.com


FOR IMMEDIATE RELEASE


               ALL AMERICAN COMMUNICATIONS COMPLETES $100 MILLION
                   10-7/8% SENIOR SUBORDINATED NOTES OFFERING

Santa Monica, CA (October 11, 1996)--All American Communications, Inc. (Nasdaq:
AACI and AACIB) announced today that it completed a private institutional placement of $100 million principal amount 10-7/8% Senior Subordinated Notes due 2001.

All American Communications, Inc. is a diversified worldwide entertainment company with operations in television and recorded music production and distribution. All American produces and/or distributes more than 100 shows in 29 countries. Its programming includes the Baywatch franchise, and internationally, local game shows including The Price is Right, Family Feud and Let's Make a Deal.

Notices: This press release does not constitute the offer or sale of any securities described herein. Any such securities have not been registered under the Securities Act of 1933, as amended, or any such securities have not been registered under the Securities Act of 1933, as amended, or any such securities law and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.